UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2019

USA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-33365	232679963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Deerfield Lane, Suite 300, Malvern, Pa.	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  610-989-0340

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2019, the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, no par value, of the Company (the “Common Stock”).  The dividend is payable to holders of record as of the close of business on October 28, 2019 (the “Record Date”).

The following is a summary description of the Rights.  This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, dated as of October 18, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), a copy of which is attached hereto as Exhibit 4.1, which is incorporated herein by reference (the “Rights Agreement”).

Issuance of Rights Certificates; Transfer

•
Prior to the Distribution Date (as defined below), the Rights will be evidenced by the certificates for and will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

•
After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

•
“Distribution Date” means the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date, and (2) the close of business on the tenth Business Day (or such later date as the Board of Directors may determine prior to the occurrence of a Section 11(a)(ii) event) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person.

•
“Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

Exercise

•	Prior to the Distribution Date, the Rights will not be exercisable.

•
After the Distribution Date and prior to any Person becoming an Acquiring Person, each Right will be exercisable to purchase, for $30 (the “Purchase Price”), subject to adjustment, one one-hundredth (1/100th) of a share of Series B Preference Stock, without par value, of the Company.

Acquiring Person

•	“Acquiring Person” means any Person who, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Voting Stock then outstanding.

•
If a Person would otherwise be deemed an “Acquiring Person” upon the execution of the Rights Agreement, such Person shall not be deemed an “Acquiring Person” for purposes of the Rights Agreement unless and until (a) it, together with all Affiliates and Associates of such Person, acquires or becomes the Beneficial Owner of any additional shares of Common Stock after the execution of the Rights Agreement and while the Beneficial Owner of 15% or more of the shares of Voting Stock then outstanding, or (b) such beneficial ownership decreases below 15%, and such beneficial ownership subsequently increases to 15% or more.

•
“Voting Stock” means all of the outstanding shares of Common Stock, and the outstanding shares of any class or series of stock having preference over the Common Stock as to dividends or as to liquidation entitled to vote on each matter on which the holders of Common Stock shall be entitled to vote, and reference to a percentage of shares of Voting Stock shall refer to the percentage of votes entitled to be cast by such shares.

•
Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to constitute beneficial ownership of the underlying Common Stock for reporting purposes under Regulation 13D of the Securities Exchange Act—are treated as beneficial ownership of the number of shares of the Company’s Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s stock are directly or indirectly held by counterparties to the derivatives contracts.

Flip-In

•
If any Person becomes an Acquiring Person, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated Persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company’s Common Stock having a market value of approximately two times the Purchase Price.

Flip Over

•
If, following the Stock Acquisition Date, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Exchange

•
At any time after any Person has become an Acquiring Person (but before any Person becomes the Beneficial Owner of 50% or more of the Company’s Voting Stock), the Board of Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated Persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Redemption

•	The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the time that any Person becomes an Acquiring Person.

Expiration

•
The Rights will expire on the earliest of (a) the Final Expiration Date, (b) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24 and (c) the time of completion of the Company’s first meeting of shareholders occurring after the execution of the Rights Agreement if Shareholder Approval has not been obtained at such meeting.

•
“Shareholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Voting Stock entitled to vote at the first meeting of shareholders occurring after the execution of this Agreement and that are present, or represented by proxy, and are voted on the proposal to approve this Agreement, at such meeting duly held in accordance with the Company’s Amended and Restated Articles of Incorporation, as amended, Amended and Restated Bylaws and applicable law.

Amendments

•	Prior to the time any Person becomes an Acquiring Person, the Rights Agreement may be amended in any respect.

Voting Rights

•	Rights holders have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions

•	The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

Taxes

•
While the dividend of the Rights will not be taxable to shareholders or to the Company, shareholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board of Directors approved an Amendment to the Amended and Restated Articles of Incorporation of USA Technologies, Inc. (the “Articles Amendment”).  The Articles Amendment was filed with the Department of State of the Commonwealth of Pennsylvania and became effective on October 18, 2019.  The Articles Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment to Bylaws

Also on October 18, 2019, the Board of Directors adopted Amended and Restated Bylaws of USA Technologies, Inc. (the “A&R Bylaws”), which became effective on the same date.  The amendments, among other things, (i) add a forum selection bylaw, (ii) add certain informational requirements for shareholders seeking to make director nominations and bring other items of business before a shareholder meeting, and (iii) requires that the use of a white proxy card be reserved for the Board of Directors.

This summary description of the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the A&R Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.  All of the changes approved by the Board of Directors are shown in the marked version comparing the Amended Bylaws to the Company’s Bylaws as in effect immediately prior to such Board approval filed as Exhibit 3.3 hereto.

Item 8.01	Other Events.

On October 18, 2019, the Company announced the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of USA Technologies, Inc. (filed herewith).

3.2	Amended and Restated Bylaws of USA Technologies, Inc. (filed herewith).

3.3	Marked comparison of the Amended and Restated Bylaws (filed herewith).

4.1
Rights Agreement dated as of October 18, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate (filed herewith).

99.1	Press Release dated October 18, 2019 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 18, 2019

USA TECHNOLOGIES, INC.

By:	/s/ Donald W. Layden, Jr.
Name:	Donald W. Layden, Jr.
Title:	Interim Chief Executive Officer